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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):        April 1, 2000

                           RURAL CELLULAR CORPORATION
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             (Exact name of Registrant as Specified in its Charter)

                                    MINNESOTA
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                 (State or Other Jurisdiction of Incorporation)

            0-27416                                       41-1693295
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   (Commission File Number)                  (IRS Employer Identification No.)

3905 DAKOTA STREET S.W., ALEXANDRIA, MINNESOTA                 56308
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   (Address of Principal Executive Offices)                 (Zip Code)

  Registrant's Telephone Number, Including Area Code       (320) 762-2000
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           Former Name or Former Address, if Changed Since Last Report

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Item 2. Acquisition or Disposition of Assets.

Effective April 1, 2000, the Registrant's wholly owned subsidiary, RCC Holdings, Inc., completed the previously announced acquisition of the licenses, operations, and related assets of Triton Cellular Partners, L.P. ("Triton Cellular"), which includes 20 rural service areas in Alabama, Kansas, Mississippi, Oregon and Washington and unbuilt PCS licenses in four basic trading areas in Oregon.

As consideration for the acquisition of Triton Cellular, the Registrant paid approximately $1.256 billion in cash, utilizing $135.8 million of net proceeds from the February 2000 issuance of 140,000 shares of Junior Exchangeable Preferred Stock, $1.012 billion in funds borrowed under a new $1.2 billion credit facility arranged by TD Securities (USA) Inc. and $108.1 million of net proceeds from its April 2000 issuance of 110,000 shares of Class M preferred stock. The purchasers of Class M preferred stock included Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC (collectively, "Madison Dearborn"), Boston Ventures Limited Partnership V ("Boston Ventures"), and Toronto Dominion Investments, Inc.

The Registrant had no affiliation with Triton Cellular prior to negotiations regarding the acquisition, although the two entities did have agreements regarding service on "roaming" traffic in their respective service areas. The consideration was determined in arm's-length negotiations among Triton Cellular and the Registrant and was determined to be fair and reasonable by the Registrant's Board of Directors.

In order to comply with the FCC's rules regarding cross-ownership of cellular licensees within a given market, the Registrant also issued shares of Class T convertible preferred stock to Telephone & Data Systems, Inc. ("TDS") in exchange for 43,000 shares of Class A Common Stock and 105,940 shares of Class B Common Stock owned by TDS. An affiliate of TDS operates the competing cellular licensee in two of the RSAs acquired by the Registrant from Triton Cellular. TDS or the Registrant can convert the Class T preferred stock to Class A or Class B Common Stock in the future if ownership by TDS of the Common Stock would then be permissible under FCC rules. Under current FCC rules, TDS is not allowed to own more than 5% of the outstanding Class A or Class B Common Stock.

Item 5. Other Events

Effective April 4, 2000, the Registrant announced the appointment of Paul Finnegan and John Hunt to its Board of Directors. These appointments increase the size of the Board to ten members.

The appointment of Mr. Finnegan and Mr. Hunt was required under the terms of the Class M Preferred Stock pursuant to which Madison Dearborn and Boston Ventures are each entitled to designate one member of the Registrant's Board of Directors. Further information regarding Mr. Finnegan and Mr. Hunt is disclosed in the Registrant's April 4, 2000 Press Release filed as exhibit 99.2 to this report.

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Item 7. Financial Statements and Exhibits

    (a) The Registrant intends to file the required financial statements for Triton Cellular within the period provided for under Item 7 (a) (4) of Form 8-K.

    (b) The Registrant intends to file the required proforma financial information within the period provided for under Item 7 (a) (4) of Form 8-K.

    (c)   Exhibits

                   *2.1 (a) Asset Purchase Agreement among Triton Cellular Partners, L.P. and Rural Cellular Corporation as of November 8, 1999

                             *Filed as an exhibit to Registrant's Report on Form 10-Q for the quarter ended September 30, 1999 (SEC No. 000-27416), filed November 15, 1999, and incorporated herein by reference

                    4.1 (a) Recapitalization Agreement dated October 31, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.

                    4.1 (b) First Amendment to Recapitalization Agreement dated December 6, 1999 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.

                    4.1 (c) Second Amendment to Recapitalization Agreement dated March 31, 2000 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.

                    4.1 (d) Registration Rights Agreement dated March 31, 2000 by and between Rural Cellular Corporation and Telephone and Data Systems, Inc.

                    4.1 (e) Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications, and Restrictions of Class T Convertible Preferred Stock of Rural Cellular Corporation

                    4.2 (a) Preferred Stock Purchase Agreement dated April 3, 2000 among Rural Cellular Corporation, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, Boston Ventures Limited Partnership V and Toronto Dominion Investments, Inc. (collectively "Class M Investors")

                    4.2 (b) Certificate of Designation of Voting Power, Preferences and Relative Participating, Optional and Other Special Rights, Qualifications and Restrictions of Class M Redeemable Voting Convertible Preferred Stock of Rural Cellular Corporation

                    4.2 (c) Registration Rights Agreement dated April 3, 2000 among Rural Cellular Corporation and Class M Investors

                   10.1 (a) Second Amended and Restated Loan Agreement dated April 3, 2000 among Rural Cellular Corporation and certain financial institutions and Toronto Dominion (Texas), Inc. as administrative agent

                   99.1 Press release dated April 3, 2000, announcing the completion of the Triton Cellular Acquisition

                   99.2 Press release dated April 4, 2000, announcing the addition of two new board members

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date: April 14, 2000

                                     RURAL CELLULAR CORPORATION


                                     /s/ Richard P. Ekstrand
                                     RICHARD P. EKSTRAND
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER